SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 8, 2002

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112

(Address of principal executive offices) (Zip Code)

(215) 448-1400

(Registrant’s telephone number)

All of the information in this Form 8-K is being furnished pursuant to Item 9 of Form 8-K. In accordance with General Instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Moreover, the information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 9. Regulation FD Disclosure

Below is a press release dated October 8, 2002, announcing: (1) the resignation of Charles E. Haldeman Jr. from Delaware Investments and Lincoln National Investment Companies, (2) the naming of Jude T. Driscoll as Interim Chief Executive Officer of those companies and (3) the search process to fill the position of president & chief executive officer of Delaware Investments and Lincoln National Investment Companies.

NEWS RELEASE

Charles E. Haldeman Jr. Resigns From Delaware Investments and
Lincoln National Investment Companies
Jude T. Driscoll Named Interim Chief Executive Officer

Philadelphia, PA, October 8, 2002 - Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today announced that Charles E. Haldeman, Jr. has resigned as president & chief executive officer of Delaware Investments and Lincoln National Investment Companies. Haldeman was also chairman of the funds in the Delaware Investments Family of Funds. Haldeman has accepted a position as co-head of Investments of Putnam Investments.

     Jude T. Driscoll, executive vice president and head of fixed income, has been named interim chief executive officer of Delaware Investments and Lincoln National Investment Companies. Driscoll joined Delaware Investments in 2000. Prior to joining Delaware, he served as senior vice president at Conseco Capital Management and managing director at NationsBanc Montgomery Securities.

     “We wish Ed the best of luck in his new position. Clearly, Delaware has been revitalized and its struggling parts fixed, we are now firmly in a growth pattern,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “We have a strong team of investment and research professionals in place and Delaware’s fund performance and net client flows have improved even in this difficult market environment.”

     “Although we are disappointed to lose Ed, we are excited about Delaware’s future. Delaware is in good hands. Our teams that are responsible for managing client assets remain in their roles and are committed to the business model of ‘boutique’ asset class units within a larger structure,” said Driscoll.

     Lincoln has begun the search process to fill the position of president & chief executive officer of Delaware Investments and Lincoln National Investment Companies.

     Delaware Investments is a diversified asset management organization that had assets under management of approximately $85 billion as of June 30, 2002. Delaware Investments provides investment products and services to individual investors through a broad line of mutual funds, managed accounts, retirement plan services, college savings plans and other investment products; and to institutional investors, primarily private and public pension funds, foundations, endowment funds, banks and insurance companies.

     Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $95 billion and had annual consolidated revenues of $6.4 billion in 2001. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

XXX

Media Contact:	Lincoln Financial Group
D’Arcy Rudnay
Vice President Media Relations
215.448.1454
drudnay@lfg.com

Delaware Investments
Tom Gariepy
Vice President Corporate Communications
215.255.1495
Tcgariepy@delinvest.com

Investor Contact:	Lincoln Financial Group
Priscilla Brown
Vice President Investor Relations
215.448.1422
psbrown@lfg.com

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By:	/s/ Richard C. Vaughan

Name:	Richard C. Vaughan
Title:	Executive Vice President and
Chief Financial Officer

     Date: October 8, 2002